Exhibit 99.1

Naturally Advanced Technologies Raises $1.4 Million

PORTLAND, OR, May 21, 2010 - Naturally Advanced Technologies Inc. (OTCBB: NADVF; TSXV: NAT) (the “Company”) closed the non-brokered private placement, announced on May 18th, pursuant to which it has now issued from treasury 1,424,739 units (each a “Unit’) of the Company, at a subscription price of $1.00 per Unit, and for gross proceeds of $1,424,739 (the “Private Placement”).

Each Unit of the Private Placement is comprised of one common share and one-half of one share purchase warrant (each a “Warrant”) of the Company, with each whole Warrant entitling the subscriber thereof to acquire one additional common share (each a “Warrant Share”) of the Company at an exercise price of $1.25 per Warrant Share up to and including May 19, 2013.

All Shares issued pursuant to the Private Placement and any Warrant Shares issued in connection with the exercise of any of the Warrants, if any, are subject to a hold period expiring on September 20, 2010, in accordance with the policies of the TSX Venture Exchange and applicable securities laws.

Finder’s fees of $59,500 in cash have now been paid in conjunction with the closing of the Private Placement.

Proceeds of the Private Placement will be used to advance the development of the Company's business and for general corporate and working capital purposes.

About Naturally Advanced Technologies Inc.

Naturally Advanced Technologies Inc. is committed to unlocking the potential of renewable and environmentally sustainable biomass resources from hemp and other bast fibers. The Company, through its wholly owned subsidiary, Crailar Fiber Technologies Inc., is developing proprietary technologies for production of bast fibers, cellulose pulp, and their resulting by-products, in collaboration with Canada’s National Research Council and the Alberta Research Council. CRAiLAR® technology offers cost-effective and environmentally sustainable processing and production of natural, bast fibers such as hemp and flax, resulting in increased performance characteristics for use in textile, industrial, energy, medical and composite material applications. The Company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing and adheres to a “triple bottom line” philosophy, respecting the human rights of employees, the environmental impact of the Company's operations and fiscal responsibility to its shareholders. See www.naturallyadvanced.com

Neither the TSX Venture Exchange Inc. nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward Looking Statement Disclaimer

This news release includes certain statements that may be deemed "forward-looking statements”. All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: any market interruptions that may delay the trading of the Company's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition,regulatory restrictions and the loss of key employees. In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.

Investor Contact

Kirsten Chapman / Cathy Mattison
Lippert / Heilshorn & Associates
415.433.3777
ir@naturallyadvanced.com

Media Contact

Cheryl Roth / Megan Roarty
organicworks PR 212.253.0474
Cheryl@organicworkspr.com
Megan@organicworkspr.com